EXHIBIT 10.20







                        EMPIRE FINANCIAL HOLDING COMPANY


                             CODE OF ETHICAL CONDUCT

                           (EFFECTIVE AS OF JULY 2003)

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TO ALL EMPIRE EMPLOYEES:
________________________________________________________________________________

At Empire, we are committed to conducting our business with integrity. This Code of Ethical Conduct is a guide for every Company employee in applying legal and ethical practices to their everyday work. The Code describes not only our standards of integrity but also some of the specific principles and areas of the law that are most likely to affect us.

There is no quality more important than integrity. This applies to a business just as it does to an individual. Integrity is a core value in our Code of Ethical Conduct.

Empire is a good corporate citizen not just because we comply with the law, but because our employees are also expected to act according to our ethical principles. We are committed to going beyond mere compliance - beyond simply "doing things right." We aspire to "do the right thing" by being faithful to and executing the principles and guidelines cited in this Code of Ethical Conduct and to act in ways that exceed the minimum standards set by law. Each of us is personally responsible for meeting this obligation.

Certain situations may arise that are not covered in our Code of Ethical Conduct. IF YOU HAVE ANY QUESTIONS CONCERNING THE LEGALITY OR PROPRIETY OF AN ACTION, OR THE MEANING OF THE CODE, YOU SHOULD CONTACT (1) YOUR IMMEDIATE SUPERVISOR, (2) GEORGE R. CUPPLES, OUR COMPLIANCE OFFICER, OR (3) PHILLIP J. KUSHNER OF GREENBERG TRAURIG, P.A., OUR OUTSIDE COUNSEL, AT 214-665-9515.

Compliance with the law and honesty and integrity in our dealings with others are not to be sacrificed in the name of profits. We do not and will not condone any such action. We will attain our success through compliance with the law, dealings evidencing fairness and integrity and a commitment to quality. We expect your wholehearted support of these Company values and principles.

You will discover that many of the guidelines in this Code of Ethical Conduct are simple common sense and good business practice; others reflect our desire to emphasize integrity and compliance with the law. Our business mission will only be successful if every Empire employee follows this Code.


________________________________________________________________________________

This Code of Ethical Conduct is a summary of Empire business practice policies and guidelines, which must be followed as a condition of employment.
________________________________________________________________________________

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                                TABLE OF CONTENTS

                                                                            PAGE

I.     PURPOSE OF THE CODE OF ETHICAL CONDUCT / POLICY STATEMENT...............1

II.    GENERAL POLICY REGARDING LAWS AND BUSINESS CONDUCT......................1

III.   ETHICAL BUSINESS PRACTICES..............................................2

         Marketing, Negotiations and Contract Performance......................2

         Cost and Pricing Data.................................................2

         Accuracy of Books and Records.........................................2

         Labor and Other Charging..............................................2

         Fraud and Similar Irregularities......................................3

IV.    GIFTS, BUSINESS COURTESIES AND BRIBES...................................3

V.     CONFLICTS OF INTEREST...................................................4

VI.    USE OF EMPIRE ASSETS AND RESOURCES......................................5

VII.   CONFIDENTIAL INFORMATION................................................6

VIII.  TRADE PRACTICES AND ANTITRUST COMPLIANCE................................6

IX.    POLITICAL ACTIVITIES AND CONTRIBUTIONS..................................7

X.     IMPLEMENTATION..........................................................7

         Scope of Application..................................................7

         Communication Responsibilities........................................7

         Potential Violations..................................................7

         Sanctions.............................................................8

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I.       PURPOSE OF THE CODE OF ETHICAL CONDUCT / POLICY STATEMENT

This Code of Ethical Conduct sets forth the standards for business conduct at Empire. It is intended to guide each employee in making business decisions to ensure that Empire achieves its mission and its commitment to integrity.

Empire strives to comply with all laws and regulations that are applicable to its business. Empire emphasizes good faith efforts to follow the spirit and intent of the law. Good business results do not justify a violation of business ethics, the law or regulations. Ethical business behavior should exist at a level well above what the law requires. Empire's reputation for integrity is one of its most valued assets and integrity is expected of all its employees.

Neither this Code of Ethical Conduct nor any book of rules can provide all the answers. An Empire employee must consider each situation carefully to ensure that he or she is acting ethically and in the best interest of the Company. Employees should consider whether their actions would withstand full examination by friends and associates or public disclosure in the press. If questions arise, employees should discuss the circumstances with our Compliance Officer or their immediate supervisor.

Each employee is responsible for adhering to the Code of Ethical Conduct as a condition of continued employment. However, compliance with the Code of Ethical Conduct shall in no way alter your employment-at-will status. In addition, employees in specialized areas, such as financing, must comply with their own functional policies and requirements.

Violations of the Code may result in sanctions imposed by Empire up to and including immediate termination of employment. Violations of the Code may also subject the individual employee to civil and criminal sanctions and shall be considered as an act outside the scope of your employment.

II.      GENERAL POLICY REGARDING LAWS AND BUSINESS CONDUCT

Empire operates within the bounds of the laws, rules and regulations that are relevant to our business. The rule of law is fundamental to civil society, the democratic process and the conduct of business in a dynamic global marketplace. However, today's market demands that companies meet higher standards, such that simply obeying the law is not enough. To achieve higher standards of behavior we need to make business decisions that are aligned with our ethical principles.

All Empire employees are expected to know and follow the law. Supervisors must ensure that employees understand the values and are informed of the requirements relating to their jobs. They must also be available to answer employee questions or concerns and to guide them to other Empire subject-matter experts when necessary. Empire's agents, including representatives and consultants, must be informed as well. There are serious consequences for failing to follow these laws - up to and including termination of employment. Laws and regulations are sometimes ambiguous and difficult to interpret. In such situations, contact our Compliance Officer for assistance.

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III.     ETHICAL BUSINESS PRACTICES

Our success in the marketplace is based on the quality of our products and services, the value our products and services provide our customers, the competence and honesty of our employees and honest sales presentations. Empire prospers only to the degree that we serve our customers well and treat them, our partners, teammates and competitors fairly and honestly. When we fail to negotiate, perform or market in good faith, we seriously damage our reputation and lose the loyalty of our customers.

Fair competition is the hallmark of our relationships. As a result, our business dealings will be frank and respectful and we strive to generate mutually advantageous, long-term relationships.

MARKETING, NEGOTIATIONS, AND CONTRACT PERFORMANCE

We are committed to providing truthful and accurate information about our products and services. Promotional materials will be honest and factual, not misleading or deceptive. Empire employees are expected to negotiate and execute agreements and transactions in an ethical and conscientious manner. We will always obtain proper approvals before deviating from a transaction, contract or other agreement.

Every day, individual tasks are completed successfully that meet or exceed our customers' expectations and fulfill our contractual obligations. Quality at Empire means doing the job right, on time, and always to the total satisfaction of the customer. Quality does not come from an "after-the-fact" repair job rather it is an attitude that results in doing our job right the first time, with concern for the highest ethical standards and personal integrity.

ACCURACY OF BOOKS AND RECORDS

Our reputation depends on the confidence others have in us, which is partly based on the accuracy of our written records and verbal statements. By demonstrating honesty in our accounting practices we generate trust with our shareholders and enhance our reputation. When we fail to record financial information accurately we severely damage our reputation, risk losing business and decrease customer and shareholder confidence.

We will only use Empire funds or assets for purposes that can be disclosed and recorded promptly and accurately in our books and records. We will not make false entries for any reason, nor will we alter documents or sign documents when we lack the proper authority to do so. We will not make or approve payments on behalf of Empire if they will not be used or might be used for something other than the stated purpose. Empire's financial books, records and statements will properly document all assets and liabilities, accurately reflect all Empire transactions, and will be retained in accordance with Empire's record retention policies and all relevant laws and regulations. No employee, agent, representative or customer should falsify a record to conceal facts or for any other reason. Empire follows generally accepted accounting principles and complies with Financial Accounting Standards Board regulations to provide a uniform basis for measuring, managing and reporting Empire's operations.

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FRAUD AND SIMILAR IRREGULARITIES

Empire prohibits fraud and has established procedures to be followed concerning the recognition, reporting and investigation of suspected fraud. Fraud includes, but is not limited to,

o  Dishonest or fraudulent acts;

o  Embezzlement;

o Forgery or alteration of negotiable instruments such as Empire checks and drafts;

o  Misappropriation of Empire, employee, customer or partner assets;

o  Personal use of cash, securities, supplies or any other Empire assets;

o  Unauthorized handling and reporting of Empire transactions; and

o Falsification of Empire records or financial statements for personal or other reasons.

ANY EMPLOYEE OR AGENT WHO SUSPECTS THAT ANY FRAUDULENT ACTIVITY MAY HAVE OCCURRED SHOULD REPORT SUCH CONCERN TO GEORGE R. CUPPLES, OUR COMPLIANCE OFFICER, OR PHILLIP J. KUSHNER OF GREENBERG TRAURIG, OUR OUTSIDE COUNSEL, AT 215-665-9515.

IV.      GIFTS, BUSINESS COURTESIES AND BRIBES

To maintain trust in our business relationships, we must always act with integrity. We must steer clear of giving or receiving gifts that are intended to influence, or appear to influence, business decisions. When we accept or give such gifts it can undermine customer relationships, hurt our reputation and put Empire in legal jeopardy.

Empire recognizes that gifts, gratuities and other business courtesies may occasionally be appropriate in building and maintaining business relationships with customers, suppliers and other shareholders. However, our employees, representatives and agents must avoid even the perception of favorable treatment or the appearance of impropriety when offering or accepting any item of value in conducting our business.

When considering whether to accept or offer a gift, gratuity or other business courtesy, Empire employees are expected use moderation and prudent judgment. Begin by assuring yourself that any offer you would make or courtesy that you would accept would leave you feeling comfortable if known by your manager, coworker, family member or the public. In other words, you must refrain from accepting gifts or business courtesies that could be perceived as affecting your objectivity or influencing your decisions. If the "right thing to do" is not obvious, seek guidance from your supervisor or the Compliance Officer. In addition, each Empire employee should promptly advise his or her immediate supervisor upon receipt of any cash gift from an Empire customer or other business partner or upon the receipt of any gift (other than customary business meals) with a value of more than $100.

A number of laws and regulations, including the Anti-Kickback Act and the Foreign Corrupt Practices Act have been created to ensure that business decisions are free from unfair influence. Bribes and other corrupt offers not only violate Empire policy, they are illegal. When dealing with government

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customers or officials, whether domestic or international, we must be especially mindful because these laws and regulations have been put in place to protect the public's interests. Any offer of money or gifts intended to influence a business decision should be reported to your supervisor or the Compliance Officer.

V.       CONFLICTS OF INTEREST

Integrity in a business relationship means that all participants are working together for the common good and are not making decisions based on self-interest. When we act with integrity, we earn trust and build long-term customer relationships. When we act, or appear to be acting in our own self-interest, we lose trust and damage our reputation.

Empire expects that our business will be conducted free from any actual or potential conflict that might arise when one's loyalty is split between personal interests and those of Empire. Judgment can be affected in any transaction or relationship where an individual might find that Empire's interest competes with his or her own. Empire wants loyalty to come easily and we will work together to resolve disclosed conflicts in a mutually satisfactory manner. Our customers can expect to be dealt with fairly and impartially, free from any conflicting interests.

Empire employees have a duty to avoid financial, business or other relationships that might interfere with this commitment. Each of us will scrupulously avoid even the appearance of a conflict between personal interests and those of Empire in matters of importance to Empire's business and we expect those with whom we deal to support us in this endeavor.

You must disclose any matter that casts doubt on your ability to act objectively and in Empire's best interest. Employees, representatives and agents of Empire who may have an actual or potential conflict should report all pertinent details in writing to their supervisor or the Compliance Officer.

Any of the following situations could present a conflict of interest and should be disclosed:

o Ownership of, or substantial interest in, a company that is a competitor of or does business with Empire.

o Employment by a competitor or any organization that does business with Empire, regardless of the nature of the employment, while also employed by Empire.

o Placement of business with a firm in which an employee or close family member has a substantial ownership or management interest.

o Acting independently as a consultant to an Empire customer or other business partner.

o  As more fully described in Section IV above, acceptance of anything of value
   - such as gifts, discounts or compensation - from an individual or entity that does or seeks to do business with Empire.

o Employing or discussing employment with current or former government employees, or using them as consultants or subcontractors in violation of relevant law or regulation.

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o  Hiring friends or relatives to work directly for you at Empire, especially when you have control or influence over their work assignments, compensation or promotion opportunities.

VI.      USE OF EMPIRE ASSETS AND RESOURCES

Effective use of our resources is critical to our bottom line. When we use Empire resources wisely, we demonstrate our efficiency. When we waste our resources, we increase costs and reduce productivity.

Our employees should demonstrate good judgment and discretion when utilizing Empire or customer-owned resources. Such resources include computers, computer programs, telephones, Internet access, electronic mail (e-mail), voice mail, reproduction equipment, facsimile systems, operational materials, vehicles, and other equipment and facilities. Likewise, we will exercise prudence in our expenditures, pursuing best value and return on our investments.

Employees must use Empire or customer-owned assets first and foremost for business purposes and to advance Empire's strategic objectives. However, occasional limited personal use may occur when it does not compromise Empire's interests. Each of us is responsible for safeguarding these assets. We must never borrow or remove them from Empire's premises without proper authorization and always remain mindful not to deplete their value, add significant cost for Empire or use them in a manner that adversely affects Empire's reputation.

When using Empire's assets for personal reasons, follow these guidelines:

o Do not sell, loan, give away or dispose of Empire materials, designs, ideas, data or other property without proper authorization. Any improper transfer of Empire property, even though it may not be apparent that an employee has personally gained by such action, constitutes unacceptable conduct.

o Limit the time spent to reasonable duration and frequency. Such time should always be incidental to your workday and never charged to Empire or a customer. Use must not interfere with or adversely affect your job performance or that of any other person or organizational requirements.

o Do not use Empire assets in support of a personal business, consulting effort, or similar private venture, or to support the business of another company or firm, outside fund raising activity, political activity or lobbying.

o Do not use Empire assets to support any illegal or other purpose that could cause embarrassment to Empire or otherwise adversely effect its interests.

o Do not use Empire assets to be disruptive or offensive (e.g., involving sexually explicit materials, or materials that are discriminatory, hateful or threatening) to others.

o When unsure of what constitutes appropriate use of Empire assets, talk to your supervisor or the Compliance Officer.

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VII.     CONFIDENTIAL INFORMATION

The protection of the confidential business information and trade secrets of Empire and its customers is vital to the interests and the success of Empire. Such confidential information includes, but is not limited to, the following examples:

         o  compensation data of other employees;
         o  computer programs and codes;
         o  customer lists;
         o  financial information;
         o  labor relations strategies;
         o  new materials research;
         o  pending projects and proposals;
         o  proprietary production processes;
         o  research and development strategies;
         o  technological data; and
         o  technological prototypes.

All employees may be required to sign a non-disclosure agreement as a condition of employment. Employees who improperly use or disclose trade secrets or confidential business information will be subject to disciplinary action, up to and including termination of employment, even if they do not actually benefit from the disclosed information.

VIII.    TRADE PRACTICES AND ANTITRUST COMPLIANCE

Empire promotes free trade and fair business practices. Maintaining a level playing field in the course of doing business fosters fair play, promotes healthy competition and contributes to keeping the global marketplace dynamic and robust. When a company has an unfair advantage in the marketplace, competition is stifled and customers are negatively affected.

Prohibited "restraint of trade" practices that violate antitrust laws generally include:

o  Agreements and understandings among competitors to fix or control prices;

o  Boycotts of specified customers;

o  Efforts to misrepresent, disparage or harass competitors;

o  Coordinating with competitors to allocate customers;

o Limitations on the production or sale of products or services for anticompetitive purposes;

o  Contracts or other arrangements that involve exclusive dealing;

o Tying arrangements (i.e. conditioning sales of products or services on the condition that the customer purchase other products or services);

o  Price discrimination; and

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o  Other restrictive terms of sale as between customers.

Empire employees must not engage in any discussion with representatives of other companies or agencies regarding possible "restraint of trade" activities. You must report to the Compliance Officer any such discussion initiated by any customer or potential customer. Violations of U.S. antitrust laws or regulations can subject both Empire and the employee to severe criminal and civil penalties and fines.

IX.      POLITICAL ACTIVITIES AND CONTRIBUTIONS

It is Empire's policy that no corporate funds may be used to make political contributions of any kind to any candidate or political party. This prohibition covers not only direct contributions but also indirect assistance or support of candidates or political parties through the purchase of tickets to special dinners or other fund-raising events as well as the furnishing of any other goods, services or equipment to political parties or committees. However, the policy does not prohibit the formation of a Political Action Committee sponsored by Empire to the extent that federal and state law permits it. Political contributions or activities by individuals on their own behalf are, of course, permissible. Empire will not reimburse any person directly or indirectly for any political contribution or for the cost of attending any political event.

X.       IMPLEMENTATION

SCOPE OF APPLICATION

The Code of Ethical Conduct applies to all employees of Empire. As a condition of employment every employee will affirm in writing that he or she will abide by the Code of Ethical Conduct. In addition, a Reaffirmation Statement for the Code will be circulated annually to each officer, director, and manager who will confirm in writing his or her personal compliance and that the necessary steps have been taken to ensure that employees under his or her supervision understand and will comply with this Code.

COMMUNICATION RESPONSIBILITIES

Senior management should always be informed of matters that in any way could damage Empire's reputation. Failure to disclose such matters may be interpreted, wrongly, as an indication that Empire policies and rules are to be ignored. ACCORDINGLY, ANY EMPLOYEE WHO DISCOVERS EVENTS OF A QUESTIONABLE, FRAUDULENT OR ILLEGAL NATURE THAT COULD POTENTIALLY VIOLATE THIS CODE SHOULD PROMPTLY DISCUSS THEM WITH (1) HIS OR HER SUPERVISOR, (2) GEORGE R. CUPPLES, EMPIRE'S COMPLIANCE OFFICER OR (3) PHILLIP J. KUSHNER OF GREENBERG TRAURIG, P.A., OUR OUTSIDE COUNSEL, AT 214-665-9515. Likewise, no information may be concealed from internal or independent external auditors.

POTENTIAL VIOLATIONS

The Compliance Officer is responsible for investigating potential violations of the Code of Ethical Conduct. Any substantive instances or matters called to his or her attention will be reported to the Board of Directors. A record of all communication and investigations will be retained on file for five years.

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SANCTIONS

Violations of the Code of Ethical Conduct may result in sanctions up to and including termination of the employment relationship.





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